Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS RECORD RESULTS FOR ITS THIRD QUARTER FISCAL YEAR 2019

•	Quarterly records for net sales, operating income, net income, and diluted EPS

•	Net sales up 10% year-over-year to $313 million

•	Record quarterly operating income of $14.5 million

•	New quarterly records for net income of $11.8 million and diluted earnings per share of $0.46

•	Returned $4.7 million to Share Owners in stock repurchases during the quarter
JASPER, IN (May 7, 2019) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronics manufacturing services provider of high-quality, durable electronic products, today announced financial results for its third quarter ended March 31, 2019.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(Amounts in Thousands, except EPS)	2019 (1)	2018	2019 (1)	2018
Net Sales	$313,454	$283,938	$863,223	$795,293
Operating Income (2)	$14,497	$11,130	$31,741	$30,772
Adjusted Operating Income (non-GAAP) (2) (3)	$14,497	$11,130	$31,649	$30,772
Operating Income %	4.6%	3.9%	3.7%	3.9%
Net Income	$11,849	$10,835	$24,033	$10,968
Adjusted Net Income (non-GAAP) (3)	$11,849	$10,705	$23,712	$27,418
Diluted EPS	$0.46	$0.40	$0.92	$0.41
Adjusted Diluted EPS (non-GAAP) (3)	$0.46	$0.40	$0.90	$1.01
(1) As of the beginning of fiscal year 2019, the Company adopted the new accounting standard on Revenue from Contracts with Customers on a modified retrospective basis. For the three months ended March 31, 2019, the adoption increased Net Sales $2.6 million, Net Income increased $0.4 million, and Diluted EPS increased by $0.01. For the nine months ended March 31, 2019, the adoption increased Net Sales $9.0 million, Net Income increased $0.6 million, and Diluted EPS increased $0.03. The prior periods were not restated.
(2) Prior period amounts have been restated to reflect the retrospective adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.
(3) A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “We delivered record sales, operating income, net income, and diluted EPS in our third quarter. Strong double-digit organic growth in our Medical and Industrial end market verticals helped us exceed our 8% organic growth goal and set the new quarterly sales record.  New program launches and ramp-ups more than offset continued softness in certain other programs primarily caused by global macro-economic conditions and trade uncertainties.”
Mr. Charron continued, “We made excellent progress optimizing the business as we were successful expanding our operating margin by 70 basis points when compared to the third quarter of fiscal year 2018, helping us exceed our goal of 4.5% operating income.  Our acquisition integration work with GES continues as we remain focused on our strategy to become a multifaceted manufacturing solutions company.  We have good momentum, and we are cautiously optimistic that we can begin to consistently achieve our goals of 8% organic growth and 4.5% operating income.”
Third Quarter Fiscal Year 2019 Overview:

•	Consolidated net sales increased 10% compared to the third quarter of fiscal year 2018. Net sales in the third quarter were impacted by:

◦	Unfavorable foreign currency movements decreased net sales by approximately 3% compared to the prior year third quarter.

◦	Net sales during the quarter were up 2% as a result of the GES acquisition and 1% as a result of the adoption of new revenue recognition accounting standards.

•	Operating income, as a percent of net sales, of 4.6% represents our best quarter since the second quarter of fiscal year 2017.

•	The Romania facility continued its progress with achieving the milestone of generating net income for the quarter.

•
Interest expense was $1.2 million in the current year quarter compared to $0.1 million in the prior year quarter as a result of increased borrowings on the credit facilities and is included in Other Income (Expense), net on the Condensed Consolidated Statements of Income.

•
Operating activities used cash of $14.6 million during the quarter largely related to increased accounts receivable on the higher sales volumes, which compares to cash provided by operating activities of $9.5 million in the third quarter of fiscal year 2018.

•
Cash conversion days (“CCD”) for the quarter ended March 31, 2019 were 75 days, up from 62 days in the same quarter last year primarily related to an increase in raw material inventories to maintain appropriate buffer stock levels in the current tight supply environment. CCD is calculated as the sum of days sales outstanding plus contract asset days plus production days supply on hand less accounts payable days.

•	$4.7 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Investments in capital expenditures were $6.9 million during the quarter.

•	Cash and cash equivalents were $47.2 million and borrowings outstanding on credit facilities were $127.0 million at March 31, 2019, including $91.5 million classified as long-term.

•
Return on invested capital (“ROIC”), calculated for the trailing twelve months, was 9.0% and 10.0% for the twelve months ended March 31, 2019 and 2018, respectively (see reconciliation of non-GAAP financial measures for ROIC calculation).

Net Sales by Vertical Market:

	Three Months Ended
	March 31,
(Amounts in Millions)	2019	2018	Percent Change
Automotive	$127.3	$136.2	(7)%
Medical	99.1	77.8	27%
Industrial	68.0	53.3	27%
Public Safety	15.1	14.3	5%
Other	4.0	2.3	74%
Total Net Sales	$313.5	$283.9	10%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions, ramp up of new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, impact related to tariffs and other trade barriers, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2018.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of share owners’ equity of the Company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures include adjustments in the nine months ended March 31, 2019 and in the three and nine months ended March 31, 2018 related to adjustments to the provision for income taxes resulting from the U.S. Tax Cuts and Jobs Act (“Tax Reform”), and for the nine months ended March 31, 2019, for proceeds from a lawsuit settlement. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the provisional tax adjustments resulting from Tax Reform and proceeds from the lawsuit settlement. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions excludes these items to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	May 8, 2019
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	3073689
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
About Kimball Electronics, Inc.
WHO WE ARE Kimball Electronics is a leading contract manufacturer of durable electronics serving a variety of industries on a global scale. The customer is the focus of everything we do and our touch is felt throughout daily life via the markets we serve: Automotive, Industrial, Medical, and Public Safety. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Our employees know they are part of a company culture that is committed to doing the right thing.  We build lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
WHAT WE DO Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a preeminent Electronics Manufacturing Services (“EMS”) provider serving customers around the world and further offers diversified contract manufacturing services (“DCMS”) for non-electronic components, medical disposables, and plastics. GES, a Kimball Electronics Company, specializes in design, production and servicing of automation, test, and inspection equipment for the semiconductor, electronics, and life sciences industries. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.

To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the third quarter ended March 31, 2019 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2019 (1)		March 31, 2018
Net Sales	$313,454	100.0%	$283,938	100.0%
Cost of Sales (2)	286,900	91.5%	261,057	91.9%
Gross Profit (2)	26,554	8.5%	22,881	8.1%
Selling and Administrative Expenses (2)	12,057	3.9%	11,751	4.2%
Operating Income (2)	14,497	4.6%	11,130	3.9%
Other Income (Expense), net (2)	177	0.1%	1,999	0.7%
Income Before Taxes on Income	14,674	4.7%	13,129	4.6%
Provision for Income Taxes	2,825	0.9%	2,294	0.8%
Net Income	$11,849	3.8%	$10,835	3.8%

Earnings Per Share of Common Stock:
Basic	$0.46		$0.41
Diluted	$0.46		$0.40

Average Number of Shares Outstanding:
Basic	25,479		26,714
Diluted	25,568		26,846

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2019 (1)		March 31, 2018
Net Sales	$863,223	100.0%	$795,293	100.0%
Cost of Sales (2)	798,039	92.4%	732,038	92.0%
Gross Profit (2)	65,184	7.6%	63,255	8.0%
Selling and Administrative Expenses (2)	33,535	3.9%	32,483	4.1%
Other General Income	(92)	—%	—	—%
Operating Income (2)	31,741	3.7%	30,772	3.9%
Other Income (Expense), net (2)	(1,970)	(0.3)%	3,778	0.4%
Income Before Taxes on Income	29,771	3.4%	34,550	4.3%
Provision for Income Taxes	5,738	0.6%	23,582	2.9%
Net Income	$24,033	2.8%	$10,968	1.4%

Earnings Per Share of Common Stock:
Basic	$0.92		$0.41
Diluted	$0.92		$0.41

Average Number of Shares Outstanding:
Basic	25,993		26,779
Diluted	26,181		27,006
(1) As of July 1, 2018, the Company adopted the new accounting standard on Revenue from Contracts with Customers on a modified retrospective basis. For the three months ended March 31, 2019, the adoption increased Net Sales $2.6 million, Net Income increased $0.4 million, and Diluted EPS increased by $0.01. For the nine months ended March 31, 2019, the adoption increased Net Sales $9.0 million, Net Income increased $0.6 million, and Diluted EPS increased $0.03. The prior periods were not restated.
(2) The Condensed Consolidated Statements of Income for the three and nine months ended March 31, 2018 have been retrospectively restated for the adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2019	2018
Net Cash Flow (used for) provided by Operating Activities	$(18,980)	$20,888
Net Cash Flow used for Investing Activities	(59,464)	(21,823)
Net Cash Flow provided by (used for) Financing Activities	80,315	(1,718)
Effect of Exchange Rate Change on Cash and Cash Equivalents	(1,149)	2,342
Net Increase (Decrease) in Cash and Cash Equivalents	722	(311)
Cash and Cash Equivalents at Beginning of Period	46,428	44,555
Cash and Cash Equivalents at End of Period	$47,150	$44,244

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2019	June 30, 2018
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$47,150	$46,428
Receivables, net	225,775	173,559
Contract assets (1)	52,222	—
Inventories (1)	213,200	201,596
Prepaid expenses and other current assets	23,893	15,405
Property and Equipment, net	140,560	137,210
Goodwill	11,409	6,191
Other Intangible Assets, net	23,038	4,375
Other Assets (1)	24,633	23,994
Total Assets	$761,880	$608,758

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of borrowings under credit facilities	$35,544	$8,337
Accounts payable	209,819	187,788
Accrued expenses (1)	39,385	32,446
Long-term debt under credit facilities, less current portion	91,500	—
Long-term income taxes payable	10,937	12,361
Other	15,220	12,299
Share Owners’ Equity (1)	359,475	355,527
Total Liabilities and Share Owners’ Equity	$761,880	$608,758
(1) The Company adopted new accounting guidance for the recognition of revenue from contracts with customers on a modified retrospective basis as of July 1, 2018. As a result of the adoption of this new guidance, on July 1, 2018, the Company recognized Contract assets of $43.2 million, reduced Inventories by $39.2 million, reduced Other Assets by $0.9 million, increased Accrued expenses by $0.2 million, and increased retained earnings in Share Owners’ Equity by $3.1 million.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Lawsuit Proceeds
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Operating Income, as reported (1)	$14,497	$11,130	$31,741	$30,772
Less: Pre-tax Settlement Proceeds from Lawsuit	—	—	92	—
Adjusted Operating Income (1)	$14,497	$11,130	$31,649	$30,772

Net Income excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net Income, as reported	$11,849	$10,835	$24,033	$10,968
Add: Adjustments to Provision for Income Taxes from Tax Reform during measurement period	—	(130)	(251)	16,450
Less: After-tax Settlement Proceeds from Lawsuit	—	—	70	—
Adjusted Net Income	$11,849	$10,705	$23,712	$27,418

Diluted Earnings per Share excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Diluted Earnings per Share, as reported	$0.46	$0.40	$0.92	$0.41
Add: Adjustments to Provision for Income Taxes from Tax Reform during measurement period	—	—	(0.01)	0.60
Less: Impact of Settlement Proceeds from Lawsuits	—	—	0.01	—
Adjusted Diluted Earnings per Share	$0.46	$0.40	$0.90	$1.01

Return on Invested Capital (ROIC)
			Twelve Months Ended
			March 31,
			2019	2018
Operating Income (GAAP) (1)			$43,007	$39,177
Less: Pre-tax Settlement Proceeds from Lawsuit			$92	$—
Adjusted Operating Income (non-GAAP) (1)			$42,915	$39,177
Tax Effect (2)			$9,718	$7,642
After Tax Adjusted Operating Income			$33,197	$31,535
Average Invested Capital (3)			$366,995	$315,751
ROIC			9.0%	10.0%

(1) Prior period Operating Income has been retrospectively restated for the adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.
(2) Accumulated tax effect utilizing the applicable quarterly effective tax rates, excludes adjustments to provision for income taxes related to the U.S. Tax Cuts and Jobs Act.
(3) Average Invested Capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.